EXHIBIT 10.1





                          RESTRICTED STOCK AWARD UNDER
                            THE CYTEC INDUSTRIES INC.
                       1993 STOCK AWARD AND INCENTIVE PLAN


                                   May 2, 2006

Director's Name
Address





Shares of Restricted Stock:                     (   ,000)
                            ----------------------------------------------------


Dear :

     For your valued service on the Board of Directors ("the Board") of Cytec Industries Inc. (the "Company"), you have been granted by the Board based upon the recommendation of the Compensation and Management Development Committee (the "Committee") of the Board an award of Restricted Stock equal to the number of shares of Common Stock, par value of $.01 per share, of the Company indicated above ("Restricted Stock"). This award is subject to the terms and conditions hereof and of the Company's 1993 Stock Award and Incentive Plan, as amended (the "Plan").

     (1) The Company will cause the shares of Restricted Stock to be issued and registered in your name in book entry form on the Company's stock register. You agree that only the Company is authorized to direct the transfers or disposition of Restricted Stock from these accounts and you hereby irrevocably constitute and appoint Cytec Industries Inc. as attorney to transfer the shares of Restricted Stock awarded to you under this Agreement with the full power of substitution in the premises. Upon satisfying the vesting provisions below, a certificate for the shares will be forwarded to you at your address then appearing on the Company's stock register.

     (2) Subject to Paragraphs 6, 7 and 8 of this Agreement, the Restricted Stock shall vest in full, effective as of the third anniversary of the date of this award.

     (3) The Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of; and neither the right to receive the



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Company's common stock ("Common  Stock"),  nor any interest therein or under the
Plan, may be assigned; and any attempted assignment shall be void.

     (4) Subject to Section 6 and prior to vesting, the Company will pay you any dividends that are declared and paid with respect to the shares of Restricted Stock.

     (5) Except as limited by this Agreement or the Plan, you shall have, as holder of non-forfeited shares of Restricted Stock, all of the rights of a common stockholder of the Company, including the right to vote. Nevertheless, Securities distributed in respect of such Restricted Stock in connection with a stock split, stock dividend, recapitalization or other similar transaction shall be deemed to be Restricted Stock and shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock has been distributed.

     (6) If you cease to serve as a member of the Board prior to the date of vesting, all shares of Restricted Stock shall be forfeited. However, vesting will continue after separation from the Board if:

          (i) such resignation or refusal is the result of disability (as defined below) or the death of the Director; or

          (ii) such resignation or refusal to stand for reelection is approved (as it relates to your reasons for terminating your service as a Board member) or requested by a majority of the remaining members of the Board or by stockholders holding a majority of the outstanding common stock of the Company.

          "Disability" shall exist if, due to sickness or injury, your ability to perform your duties as a member of the Board becomes significantly impaired.

     (7) As provided in the Plan, upon the occurrence of a "change in control" the unvested shares of Restricted Stock shall immediately vest. Upon such occurrence, the vested shares of Restricted Stock shall be delivered to you promptly.

     (8) Within 30 days of the date of the award, you may elect (the "Deferred Election") by providing notice to the Secretary of the Compensation Committee that all or a portion of your Restricted Stock be forfeited as of the date it normally would vest and that you be issued, in lieu thereof, a Deferred Stock Award for the equivalent number of shares.

     If you elect to receive a Deferred Stock award, then effective as of the date on which the Restricted Stock otherwise would vest, the total award (or such lesser percentage of such total award as shall have been elected by you) shall be forfeited, and you will be issued instead a Deferred Stock Award, equal to the number of shares of Restricted Stock so forfeited. In this event, any dividends held by the Company on your behalf with respect to such shares of Restricted Stock will also be forfeited and you will be issued, instead, an additional Deferred Stock Award with an equivalent value to such forfeited dividends. At the time of the Deferral Election, you will also make an election as to the form of payment of your Deferred Stock Award consistent with the payment options set forth in the Plan.



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     (9)  Nothing in this award  shall  confer on you any right to  continue  to serve as a member of the Board.

     (10) The Company reserves the right to require that stock certificates issuable to you in connection with the Restricted Stock award be delivered to you only within the United States.

     (11) The Common Stock issued to you hereunder may not be resold by you except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration, such as Rule 144.

     (12) Once Restricted Stock vests as herein provided, it shall no longer be deemed to be Restricted Stock, and your rights thereto shall not be subject to the restrictions of this Agreement or of the Plan.

     In the event of any conflict between the terms of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

     If you accept the terms and conditions set forth in this Agreement, please execute the enclosed copy of this letter where indicated and return it as soon as possible, at which time the award shall become effective.

                                    [*******]

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                                        Very truly yours,

                                        CYTEC INDUSTRIES INC.


                                        BY:
                                            ------------------------------------
                                                 J.E. Marosits
                                                 Secretary - Compensation
                                                 and Management
                                                 Development Committee

Enclosures

ACCEPTED:


----------------------------
Employee Name:
Social Security No.:
Date: